As filed with the Securities and Exchange Commission on May 19, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Floor & Decor Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-3730271
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2500 Windy Ridge Parkway SE

Atlanta, GA 30339

Telephone: (404) 471-1634

(Address including zip code, telephone number, including area code, of Registrant’s Principal Executive Offices)

Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan

(Full Title of the Plan)

Bryan Langley
Executive Vice President and Chief Financial Officer
2500 Windy Ridge Parkway SE
Atlanta, GA 30339

Telephone: (404) 471-1634

(Name, address including zip code, telephone number, including area code, of agent for service)

copies to:

Monica J. Shilling

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, CA 90067

(310) 552-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 10, 2023, the stockholders of Floor & Decor Holdings, Inc. (the “Registrant”) approved Amendment No. 1 to the Registrant’s 2017 Stock Incentive Plan (the “Plan”), which became effective as of that same date. This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 4,200,000 shares of Class A common stock, $0.001 par value per share, of the Registrant. In accordance with General Instruction E to Form S-8, the registration statement on Form S-8 relating to the Plan and previously filed with the Securities and Exchange Commission (the “Commission”) on April 26, 2017 (File No. 333-217474) is incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit Number	Description

4.1**	Amended & Restated Certificate of Incorporation of Floor & Decor Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Registrant’s Form 10-Q filed with the Commission on August 5, 2021)

4.2**	Second Amended and Restated Bylaws of Floor & Decor Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-216000) filed with the Commission on April 24, 2017)

5.1*	Opinion of Kirkland & Ellis LLP

10.1**	Form of Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-216000) filed with the Commission on April 7, 2017)

10.2**	Amendment No. 1 to the Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 12, 2023)
23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page hereto)

107*	Filing Fee Table

* Filed herewith.
** Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 19, 2023.

FLOOR & DECOR HOLDINGS, INC.

By:	/s/ Thomas V. Taylor
Name:	Thomas V. Taylor
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Floor & Decor Holdings, Inc. whose signature appears below constitutes and appoints Thomas V. Taylor, Bryan Langley and David V. Christopherson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Thomas V. Taylor	Chief Executive Officer and Director	May 19, 2023
Thomas V. Taylor	(Principal Executive Officer)

/s/ Bryan Langley	Executive Vice President, Chief Financial Officer	May 19, 2023
Bryan Langley	(Principal Financial Officer)

/s/ Luke Olson	Vice President, Chief Accounting Officer	May 19, 2023
Luke Olson	(Principal Accounting Officer)

/s/ Norman H. Axelrod	Director	May 19, 2023
Norman H. Axelrod

/s/ George Vincent West	Director	May 19, 2023
George Vincent West

/s/ William Giles	Director	May 19, 2023
William Giles

/s/ Dwight James	Director	May 19, 2023
Dwight James

/s/ Melissa Kersey	Director	May 19, 2023
Melissa Kersey

/s/ Ryan Marshall	Director	May 19, 2023
Ryan Marshall

/s/ Peter M. Starrett	Director	May 19, 2023
Peter M. Starrett

/s/ Richard L. Sullivan	Director	May 19, 2023
Richard L. Sullivan

/s/ Felicia D. Thornton	Director	May 19, 2023
Felicia D. Thornton

/s/ Charles Young	Director	May 19, 2023
Charles Young

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